                                                                  EXHIBIT (n)(2)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings California Insured Fund V, Inc.

We consent to the use in Pre-Effective Amendment No. 3 to Registration Statement No. 333-77531 of our report dated July 19, 1999 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration statement.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
July 19, 1999